	                                   		 Exhibit 21
                             		  Boston Technology, Inc.
                             		Subsidiaries of Registrant

  Wholly owned subsidiaries                        Jurisdiction of Corporation
  Boston Technology International, Inc.                  State of Delaware
  Boston Technology Limited                              Virgin Islands
  Boston Technology Securities                           State of Delaware
  Voice Mail One                                         State of Delaware
  Boston Technology Japan                                State of Delaware
  Boston Technology Mexico                               State of Delaware
  Boston Technology International Inc., S.A. de C.V.     Mexico
  Boston Technology Servicios Mexico S.C.                Mexico
  Boston Technology Far East Ltd.                        Hong Kong
  Boston Technology Europe                               State of Delaware
  Boston Technology Investments                          State of Delaware
  Boston Technology Pac Rim                              State of Delaware
  Boston Technology Australia/New Zealand                State of Delaware
  Boston Technology India                                State of Delaware

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